UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Commission File Number: 001-16577

(Exact name of registrant as specified in its charter).

Michigan	38-3150651
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098-2639
(Address of principal executive offices)	(Zip code)
Flagstar Bank 401(k) Plan
(Full title of the plan)

Alessandro DiNello
President and Chief Executive Officer
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
(Name and address of agent for service)
(248) 312-2000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	350,000	$18.14	$6,349,000	$818.00

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, that may be issued pursuant to the Flagstar Bank 401(k) Plan (the "401(k) Plan"), to prevent dilution from stock splits, stock dividends or similar transactions. In addition, in accordance with Rule 416(c) under the Securities Act, this registration statement shall be deemed to cover an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average high and low sale prices reported for shares of Flagstar Bancorp, Inc.’s common stock on the New York Stock Exchange Composite Tape on August 20, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 350,000 shares of common stock, par value $0.01 ("Shares"), of Flagstar Bancorp, Inc. (the “Registrant”) that may be offered or deemed to be offered pursuant to the Flagstar Bank 401(k) Plan (the "401(k) Plan"). The contents of the registration statements on Form S-8 as filed on April 30, 1997 (registration statement No. 333-26157) and April 30, 1999 (registration statement No. 333-77501) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

1.	The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2013, as filed on June 30, 2014;

2.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed on March 5, 2014;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, as filed on May 9, 2014 and July 29, 2014, respectively;

4.	The Registrant’s Current Reports on Form 8-K filed on January 10, 2014, February 28, 2014 and June 3, 2014; and

5.
The description of the Registrant’s common stock contained in the registration statement on Form S-3 (File No. 333-162823) under the section entitled "DESCRIPTION OF SECURITIES WE MAY OFFER-Description of Common Stock," including any amendment filed updating that section.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.    Description

3.1
Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc., included as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 30, 2012, and incorporated herein by reference.

3.2
Amendment to the Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc., included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2014, and incorporated herein by reference.

3.3
Sixth Amended and Restated Bylaws of Flagstar Bancorp, Inc., included as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2009, and incorporated herein by reference.

4.1	Basic Plan Document and Adoption Agreement for the Flagstar Bank 401(k) Plan, effective as of March 15, 2010, including all amendments thereto (filed herewith)

5.1	Opinion of Counsel (filed herewith)

5.2	Internal Revenue Service opinion letter dated March 31, 2008 relating to the form of the volume submitter plan pursuant to which the Flagstar Bank 401(k) Plan is maintained (filed herewith)

23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 22nd day of August, 2014.

FLAGSTAR BANCORP, INC.

By:	/s/ Alessandro DiNello
Alessandro DiNello
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned whose signatures appear below hereby constitute and appoint Alessandro DiNello their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of Flagstar Bancorp, Inc.) in the capacities and on the dates indicated.

Signature	Title	Date

Director, President and Chief Executive Officer
(Principal Executive Officer)
/s/ Alessandro DiNello	(Principal Financial and Accounting Officer)	August 22, 2014

Alessandro DiNello

/s/ John D. Lewis	Chairman	August 22, 2014

John D. Lewis

/s/ Jay J. Hansen	Director	August 22, 2014

Jay J. Hansen

/s/ David J. Matlin	Director	August 22, 2014

David J. Matlin

/s/ James A. Ovenden	Director	August 22, 2014
James A. Ovenden

/s/ Peter Schoels	Director	August 22, 2014
Peter Schoels

/s/ David L. Treadwell	Director	August 22, 2014
David L. Treadwell

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Flagstar Bank 401(k) Plan has duly caused this Registration Statement to be signed on the Plan’s behalf by the undersigned, thereto duly authorized, in the City of Troy, State of Michigan, on this 22nd day of August, 2014.

FLAGSTAR BANK 401(K) PLAN
/s/ Cindy Myers
Cindy Myers
Plan Administrator

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
Exhibit Number    Description of Document

3.1
Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc., included as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 30, 2012, and incorporated herein by reference.

3.2
Amendment to the Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc., included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2014, and incorporated herein by reference.

3.3
Sixth Amended and Restated Bylaws of Flagstar Bancorp, Inc., included as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2009, and incorporated herein by reference.

4.1	Basic Plan Document and Adoption Agreement for the Flagstar Bank 401(k) Plan, effective as of March 15, 2010, including all amendments thereto (filed herewith)

5.1	Opinion of Counsel (filed herewith)

5.2	Internal Revenue Service opinion letter dated March 31, 2008 relating to the form of the volume submitter plan pursuant to which the Flagstar Bank 401(k) Plan is maintained (filed herewith)

23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)